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                                                                    Exhibit 10.1

               SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Amendment, dated as of June 16, 1999, is made by and between MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (the "Borrower") and WELLS FARGO BUSINESS CREDIT, INC. f/k/a NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

     The Borrower and the Lender have entered into a Credit and Security Agreement dated as of March 31, 1997 as amended by First Amendment to Credit and Security Agreement dated as of July 10, 1997, Second Amendment to Credit and Security Agreement dated as of November 12, 1997, Third Amendment to Credit and Security Agreement dated as of March 26, 1998, Fourth Amendment to Credit and Security Agreement dated as of August 14, 1998 Fifth Amendment to Credit and Security Agreement dated as of September 10, 1998 and Sixth Amendment to Credit and Security Agreement dated as of March 25, 1999 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

     "`Base Rate' means the Prime Rate."

     "`Borrowing Base' means, at any time, the lesser of:

          (a)  the Maximum Line less the Norwest Bank Revolving Advances; or

          (b)  the Borrowing Power."

     "`Borrowing Power' means the sum of:

          (i)  80% of Eligible Accounts; plus

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          (ii) the lesser of (A) 40% of Eligible Inventory or (B) $1,500,000;
               plus

          (iii) the Overadvance Component."

          "`Overadvance Component' means (a) from June 16, 1999 through September 30, 1999, the lesser of 20% of Eligible Inventory or $500,000, and (b) thereafter, $0."

          "`Overadvance Floating Rate' means an annual rate equal to the sum of the Base Rate plus six percent (6%), which annual rate shall change when and as the Base Rate changes."

          "`Prime Rate' means the rate publicly announced from time to time by Wells Fargo Bank, N.A. as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender."

     2. OVERADVANCE INTEREST RATE. Section 2.2 of the Credit Agreement is hereby amended by adding the following new subsection (f):

        "(f) OVERADVANCE INTEREST RATE. Except as set forth in subsections 2.2(c) and 2.2(e), the greater of (i) the difference of the outstanding principal balance of the Advances and the Borrowing Power, and (ii) the Overadvance Component, shall bear interest at the Overadvance Floating Rate."

     3. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. OVERADVANCE FEE. On the earlier of September 30, 1999 or the Termination Date, the Borrower shall pay the Lender a fully earned, non-refundable fee in the amount of $20,000 for the privilege of including the Overadvance Component in the Borrowing Power.

     5. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with such other matters as the Lender may require. If the Overadvance fee set forth in Paragraph 4 hereof is not paid in full when due, the Borrower will not have the privilege of including the Overadvance Component in the Borrowing Power and the Borrower will be considered to be in default if at any time the outstanding principal balance of the Revolving Advances exceeded the difference of the Borrowing Power and the Overadvance Component.

     6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:


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    (a) The Borrower has all requisite power and authority to execute this
   Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

     (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     7. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     8. NO WAIVER. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     9. RELEASE. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment,


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whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     10. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     11. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC    MEDICAL GRAPHICS CORPORATION


/s/  Diane G. Conley                /s/  Dale H. Johnson
--------------------------------    ----------------------------
     Diane G. Conley                     Dale H. Johnson
     Its Officer                         Its Chief Financial Officer


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